EXHIBIT 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between John Ratigan (“Executive”) and Comtech Telecommunications Corp. (“Comtech”), and its subsidiaries (collectively, the “Company”) (Each of the Executive and the Company will be referred to herein as a “Party” and jointly as the “Parties”):

WHEREAS, Executive was employed by the Company pursuant to an Employment agreement, dated as of October 28, 2024, by and between the Executive and the Company (the “Employment Agreement”) and Executive’s employment shall be terminated effective January 13, 2025 (the “Termination Date”);

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company, including, but not limited to, any and all claims arising or in any way related to Executive’s employment with or separation from the Company or any compensation due to the Executive, including pursuant to the Employment Agreement; and

WHEREAS, this Agreement will become effective on the eighth day after it is signed by Executive (such date being the “Effective Date”), provided that Executive has not revoked this Agreement by written notice to the President of the Company prior to the Effective Date, as provided herein.

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

1.       Termination of Employment. Executive’s employment is terminated as of the Termination Date by the Company without Cause (as defined in the Employment Agreement).

2.       Consideration. As consideration for the release of claims and all other covenants made herein, the Parties agree that the Executive shall receive the following in accordance with the terms of the Employment Agreement:

(a)	The Accrued Obligations (as defined in the Employment Agreement), which shall include:
(i)	Base Salary (as defined in the Employment Agreement) through January 10, 2025, which is equivalent to $28,846.16 (subject to withholdings for applicable taxes and authorized other withholdings); and
(ii)	Any unpaid or unreimbursed expenses properly incurred in accordance with Section 4.6 of the Employment Agreement through Termination Date; and
(b)	Pursuant to Section 5.5 (d) of the Employment Agreement, an amount equal to one times Executive’s Base Salary to be paid in one lump sum on the sixtieth (60th) day following the Termination Date (the “Payment Date”), which is equivalent to $750,000.00 (subject to withholdings for applicable taxes and authorized other withholdings).
(c)	Executive shall waive any right to a pro rata Annual Bonus under Section 5.5(c) of the Employment Agreement.
(d)	All granted but unvested equity in the Company, including but not limited to RSUs, Long-Term Performance Shares and Restricted Stock, shall be terminated herewith pursuant to the applicable plan documents. For the avoidance of doubt, the Executive shall not be entitled to

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receive any consideration for the equity incentives contemplated under Section 4.3 of the Employment Agreement.

3.       Benefits. If Executive is currently participating in the group health insurance plans maintained by Comtech, Executive’s participation as an employee and the participation of his qualifying dependents will end on the last day of the month in which the Termination Date occurs; thus, January 31, 2025. If Executive timely and properly elects continuation coverage under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”), in accordance with and subject to Section 5.4(e) of the Employment Agreement, the Company shall reimburse Executive for the monthly COBRA premium paid by Executive for himself and his dependents. Any such reimbursement for the period prior to the Payment Date shall be paid to Executive in a lump sum on the Payment Date and any reimbursement for any month (or portion thereof) on and after the Payment Date shall be paid to Executive on the tenth day of the month immediately following the month in which Executive timely remits the premium payment. Executive shall be eligible to receive such reimbursement until the earliest of: (i) the first anniversary of the Termination Date (the “Benefits Reimbursement Period”); (ii) the date Executive is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which Executive becomes eligible to receive substantially similar coverage from another employer.

4.       Payment of Salary, Accrued Vacation and Expense Reimbursements. Executive acknowledges and represents that the Company has paid all salary, wages, bonuses, annual incentives, expenses, accrued vacation and paid time off due to Executive as of the Termination Date. Executive affirms Executive has been granted any leave to which Executive was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws. Executive affirms that all of Employer’s decisions regarding Executive’s pay and benefits through the date of Executive’s execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law. Executive represents and warrants that Executive has no current on-the-job or occupational injury or incurred any wage, overtime or leave claims while working at the Company. Executive also affirms that Executive is in possession of all of Executive’s property that Executive had at Employer’s premises and that Employer is not in possession of any of Executive’s property.

5.       Confidential Information.

(a)    Executive’s fully executed Proprietary Information and Invention Assignment Agreement with the Company dated January 3, 2025 shall survive termination of Executive’s employment (the “Confidential Information Agreement”)]. Executive affirms Executive has not divulged any proprietary or confidential information of Employer in violation of the Confidential Information Agreement and reaffirms Executive’s obligation to comply with the terms and conditions of the Confidential Information Agreement. Subject to the exceptions set forth in Section 9, Executive will hold in strictest confidence and will not disclose, use, lecture upon, or publish any of the Company’s Proprietary Information. Executive hereby assigns to the Company any rights that Executive may have or acquire in Proprietary Information and recognizes that all Proprietary Information shall be the sole property of the Company and its assigns. For purposes of this Agreement, the term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, “Proprietary Information” includes (i) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques; (ii) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (iii) information regarding the skills and compensation of other employees of the Company.

(b)    Executive affirms that Executive has returned all of the Company’s property and Proprietary Information in Executive’s possession or control to the Company.

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(c)    Executive understands, in addition, that the Company has received and, in the future, will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Subject to the exceptions set forth in Section 9, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone other than Company personnel who need to know such information in connection with their work for the Company.

(d)       Executive agrees not to cause or participate in the publication of any false or misleading information concerning the facts underlying the separation of employment. This provision shall not prevent Executive from disclosing information consistent with Section 9 below, or to his spouse, immediate family members, tax advisor, and/or an attorney with whom Executive chooses to consult, provided they are advised as to the confidentiality of the information.

6.       Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company, any subsidiaries or affiliates thereof and all officers, managers, members, supervisors, members of their board of directors, agents and employees thereof. Executive, on Executive’s own behalf, and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company, their affiliates and subsidiaries, and all officers, members of their board of directors, employees, agents, investors, shareholders, members, administrators, affiliates, divisions, predecessor and successor corporations, and assigns of the Company or any subsidiary or affiliate thereof (“the Releasees”), from, and hereby waives and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess arising from any omissions, acts or facts that have occurred up until and including the Termination Date including, without limitation:

(a)    any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

(b)    any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of, equity of the Company or any subsidiary or affiliate thereof, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)    any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment, constructive discharge from employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract, both express and implied, breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, and conversion;

(d)    any and all claims for violation of any national, federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act; The Virginia Human Rights Act – Va. Code § 2.2-3900 et seq., any regulations thereunder, and any human rights law of any Virginia county or municipality; Virginia Statutory Provisions Regarding Retaliation/Discrimination for Filing a Workers’ Compensation Claim – Va. Code § 65.2-308(A) and (B); The Virginia Equal Pay Act – Va. Code § 40.1-28.6; The Virginians With Disabilities Act – Va. Code § 51.5-1 et seq.; Virginia AIDS Testing Law – Va. Code Ann. §32.1-36.1; Virginia Minimum Wage Laws – Va. Code § 40.1-28.8 et seq.; Virginia Wage Payment and Hour Laws, including Virginia Overtime Wage Act –

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Va. Code § 40.1-29 et seq.; Virginia Occupational Safety and Health (VOSH) Law – Va. Code § 40.1-49.3 et seq.; Virginia Code § 8.01-40 regarding unauthorized use of name or picture of any person; Virginia Code § 40.1-27 regarding preventing employment by others of former employee; Virginia Code § 40.1-28.7:2 regarding protection of crime victims’ employment; Virginia Code § 18.2-465.1 regarding protection of court witnesses’ and jurors’ employment; Va. Code 44-98, prohibiting interference with employment of members of Virginia National Guard, Virginia Defense Force, or naval militia; Va. Code sections 18.2-499 and 500 (the Virginia statutory conspiracy statutes); Va. Code § 8.01-413.1 (Personnel Records Law); Virginia statutory provisions prohibiting discrimination against employees who serve as members of a local electoral board, assistant general registrars, and officers of election –Va. Code § 24.2-119.1; Virginia statutory provisions prohibiting discharge based on single indebtedness – Va. Code § 34-29; Virginia statutory provisions regarding leave for volunteer members of Civil Air Patrol – Va. Code § 40.1-28.6; Virginia statutory provisions regarding prohibitions on an employer’s requiring employees to disclose usernames or passwords for social media accounts – Va. Code § 40.1-28.7:5; Virginia statutory provisions regarding genetic testing or genetic characteristics – Va. Code § 40.1-28.7:1; Va. Code § 40.1-28.01 regarding sexual assault-related nondisclosure agreements; Va. Code § 40.1-28.7:7 and VA Code § 40.1-33.1 regarding independent contractor classification; Va. Code § 40.1-28.7:8 regarding covenants not to compete for low wage workers; Va. Code § 40.1-28.7:9 regarding pay transparency; Va. Code § 40.1-27.3 regarding whistleblower protection; Virginia statutory provisions regarding medicinal use of cannabis oil – Va. Code § 40.1-27.4; Virginia statutory provisions regarding paid sick leave – Va. Code § 40.1-33.3 et seq.

(e)    any and all claims for violation of the federal, or any state, constitution;

(f)     any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g)    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

(h)    any and all claims for attorneys’ fees and costs.

Executive is not waiving any rights Executive may have to: (i) Executive’s own vested accrued employee benefits under the Company’s health, welfare, or retirement benefit plans as of the Termination Date; (ii) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (iii) pursue claims which by law cannot be waived by signing this Agreement; (iv) enforce this Agreement; and/or (v) challenge the validity of this Agreement pursuant to the ADEA.

If any claim is not subject to release, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Employer is a party.

The Company and Executive agree that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released.

7.       Acknowledgement of Waiver of Claims Under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that:

(a)    Executive should consult with an attorney prior to executing this Agreement;

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(b)    Executive has up to twenty-one (21) days within which to consider this Agreement (after which time expires without signature, the offer of this Agreement shall be deemed withdrawn);

(c)    Executive has seven (7) days following Executive’s execution of this Agreement to revoke the Agreement in writing by sending written notice stating of the same to Jennie Kerr, 68 South Service Road, Suite 230, Melville, NY 11747, and, if mailed, postmarked within seven (7) days of the date upon which Executive signed this Agreement;

(d)    this Agreement shall not be effective until the revocation period has expired with no written revocation received by the Company; and

(e)    nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

8.       No Pending or Future Lawsuits. Except as described below, Executive agrees and covenants not to file any suit, charge or complaint against the Company or any other Releasee in any court or administrative agency, with regard to any claim, demand, liability or obligation arising out of Executive’s employment with the Company or separation therefrom.  Executive further represents that no claims, complaints, charges, or other proceedings are pending in any court, administrative agency, commission or other forum relating directly or indirectly to Executive’s employment by the Company.

9.       Governmental Agencies. Nothing in this Agreement prohibits or prevents Executive from filing a charge with or participating, testifying, or assisting in any investigation, hearing, or other proceeding before the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board or a similar agency enforcing federal, state or local anti-discrimination laws. However, to the maximum extent permitted by law, Executive agrees that if such an administrative claim is made to such an anti-discrimination agency, Executive shall not be entitled to recover any individual monetary relief or other individual remedies.   In addition, nothing in this Agreement, including but not  limited to the release of claims nor the confidentiality or non-disparagement clauses, prohibits Executive (or Executive’s attorney) from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, or any agency Inspector General, including disclosing confidential information of the Company to such agency or entity, without any requirement to notify the Company before or after making such reports or disclosures; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange Commission and/or the Occupational Safety and Health Administration. Moreover, nothing in this Agreement prohibits or prevents Executive from receiving individual monetary awards or other individual relief by virtue of participating in such federal whistleblower programs.

10.   Non-Disparagement. Subject to the exceptions set forth in Section 9, Executive agrees, on behalf of himself and anyone acting on his behalf, not to disparage the Company, and the Company’s officers, directors, managers, partners, employees, or agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that Executive may respond accurately and fully to any question, inquiry or request for information when required by legal process. Executive agrees to refrain from any defamation, libel, or slander of the Releasees, and any tortious interference with the contracts, relationships and prospective economic advantage of the Releasees. Executive agrees that Executive shall direct all inquiries by potential future employers to the Company’s Vice President of Human Resources.

11.   Resignation as a Director. As of the Termination Date, Executive confirms that he shall resign as a director of the Company and all subsidiaries thereof and such resignation is voluntary and not due to any

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disagreement with the Company as contemplated by such Item 5.02 of Form 8-K. Executive further confirms that he shall withdraw his candidacy for election to the Company Board of Directors at the regularly scheduled Annual Meeting.

12.   Clawback Policies. Executive acknowledges that Executive shall remain subject to the terms of Company’s clawback policies and provisions in effect as of the Termination Date and Executive acknowledges and agrees that all compensation recovery, forfeiture and clawback related provisions in any policy, plan, program, award or award notice of the Company and which apply to Executive, will continue in full force and effect after the Termination Date, including to the extent necessary to comply with applicable law as such may be adopted or modified after the Termination Date.  To the extent permitted by law, the amounts payable under this Agreement may be reduced to enforce any repayment obligation of Executive to the Company.

13.   Breach. Executive acknowledges and agrees that, in addition to any other remedy that the Company may have in law or equity, any material breach of this Agreement by Executive shall entitle the Company immediately to recover and/or cease the consideration payments provided to Executive under this Agreement.

14.   No Knowledge of Wrongdoing. Executive acknowledges that, consistent with his fiduciary duties to the Company, Executive has previously reported to the Company’s Board of Directors any facts or circumstances within his knowledge that could give rise to any violation of any federal, state or local law, rule or regulation, and has no other knowledge of any wrongdoing that involves Executive or other present or former Company employees. Executive further affirms Executive has not been retaliated against for reporting any allegations of wrongdoing by Employer or its officers, including any allegations of corporate fraud.

15.   No Admission of Liability. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be:

(a)	an admission of the truth or falsity of any claims made or any potential claims; or

(b)	an acknowledgment or admission by either Party of any fault or liability whatsoever to the other Party or to any third party.

16.   Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees, and other fees incurred in connection with this Agreement, except as provided herein.

17.   Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Executive under the terms of this Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon; provided, however, that the Company shall withhold from the Separation Payment and other benefits due hereunder any taxes, charges, or other assessments of any kind required under law to be withheld by the Company. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Executive’s failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys’ fees.

18.   Mutual Dispute Resolution. The Parties agree that any claim, controversy, or dispute arising out of or relating to this Agreement or Executive’s employment with Employer that otherwise could have been resolved in a court of law shall be resolved exclusively by final and binding arbitration before one neutral arbitrator, administered by JAMS according to its then applicable Employment Arbitration Rules. Each Party agrees to provide written notice to the other of any such claim, controversy, or dispute before initiating a claim at JAMS.

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This arbitration provision shall be governed by and interpreted in accordance with the Federal Arbitration Act to the fullest extent permitted by law.

The arbitration shall take place in the JAMS office located closest to the jurisdiction where Executive last worked for Employer. The arbitrator shall apply the substantive law-relating to all claims and defenses to be arbitrated in the same manner had the matter been heard in court, including the award of any remedy or relief on an individual basis (including awarding reasonable attorneys’ fees). Any award shall be in writing. Each Party shall have the right to conduct discovery consistent with the streamlined nature of arbitration.

Claims not covered by this arbitration provision are claims for workers’ compensation or unemployment insurance benefits; petitions or charges that could be brought before the NLRB or EEOC; claims under employee pension, welfare benefit or stock option plans if those plans contain some form of alternative dispute resolution; and claims which are not subject to arbitration pursuant to federal or state law. Either Party may seek from a court of competent jurisdiction any provisional remedy pending the completion of arbitration consistent with applicable law. Covered claims must be brought on an individual basis only, and no arbitrator has authority to resolve multi-Employee, class, collective or representative action claims under this Agreement (“Class Waiver”). Any disputes concerning the validity of this Class Waiver will be decided by a court of competent jurisdiction, not by the arbitrator. Otherwise, any disputes regarding the enforceability or formation of this arbitration provision (including all defenses to contract enforcement such as, for example, waiver of the right to compel arbitration) shall be decided by the arbitrator. The parties voluntarily and irrevocably waive any and all rights to have any dispute heard or resolved in any forum other than through arbitration and this waiver specifically includes but is not limited to a jury trial. Provided, however in -the event court determines that the class waiver is unenforceable with respect to any claim, it shall not apply to that claim, and that claim may then only proceed in court as the exclusive forum (with no right to a jury trial).

19.   Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement, including the marital community, if any. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

20.   No Representations. Each Party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. In entering into this Agreement, neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

21.   Severability. In the event that any provision, or any portion thereof, becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of said provision.

22.   Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement, including the Employment Agreement, and Executive’s relationship with the Company; provided, however, this Agreement does not supersede the Confidential Information Agreement or Executive’s restrictive covenants and other post-employment obligations contained in the Employment Agreement, except that the Restricted Period applicable to Employment Agreement Section 9.2 (Non-Competition), Section 9.3 (Non-Solicitation-Employees) and Section 9.4 (Non-Solicitation-Customers) shall be reduced to twelve (12) months.

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23.   No Waiver. The failure of the Company to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

24.   No Oral Modification. This Agreement may only be amended in a writing signed by Executive and a duly authorized officer of the Company.

25.   Governing Law. This Agreement shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of Virginia, without regard to choice of law provisions. Executive hereby consents to submit to personal jurisdiction of, and agrees that any action arising out of or relating to this Agreement shall be brought and maintained exclusively in, the State of Virginia.

26.   Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

27.   Binding Effect. This Agreement shall be binding upon and inure to the benefit of Executive and Executive’s heirs, executors, personal representatives, assigns, administrators, and legal representatives. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

28.   Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties, with the full intent of releasing all claims. Executive acknowledges that Executive:

(a)    has read this Agreement;

(b)    has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or that Executive has voluntarily declined to seek such counsel;

(c)    at the time of considering or executing this Agreement, was not affected or impaired by illness, use of alcohol, drugs or other substances or otherwise impaired;

(d)    is competent to execute this Agreement and knowingly and voluntarily waives any and all claims Executive may have against Employer;

(e)    is not a party to any bankruptcy, lien, creditor-debtor or other proceedings which would impair Executive’s right or ability to waive all claims Executive may have against Employer;

(f)     understands the terms and consequences of this Agreement and of the releases it contains;

(g)    understands that Executive has seven (7) days to revoke this Agreement after signing it, and that any such revocation must be in writing and delivered to the Company or postmarked within the revocation period to be effective; and

(h)    is fully aware of the legal and binding effect of this Agreement.

29.   Section 409A of the Code. Notwithstanding any provision in this Agreement to the contrary:

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(a)   Any payment otherwise required to be made hereunder to Executive at any date as a result of the termination of Executive’s employment shall be delayed for such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code (the “Delay Period”). On the first business day following the expiration of the Delay Period, Executive shall be paid, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule set forth herein.

(b)   Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code.

(c)   Notwithstanding anything herein to the contrary, the payment (or commencement of a series of payments) hereunder of any nonqualified deferred compensation (within the meaning of Section 409A of the Code) upon a termination of employment shall be delayed until such time as Executive has also undergone a “separation from service” as defined in Treas. Reg. 1.409A-1(h), at which time such nonqualified deferred compensation (calculated as of the date of Executive’s termination of employment hereunder) shall be paid (or commence to be paid) to Executive on the schedule set forth in Sections 2 and 3 of this Agreement as if Executive had undergone such termination of employment (under the same circumstances) on the date of Executive’s ultimate “separation from service.”

(d)   To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code), (i) any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by Executive, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided, that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect.

(e)   While the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company be liable for any additional tax, interest, or penalties that may be imposed on Executive as a result of Section 409A of the Code for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code) provided that the Company acted in reasonable good faith in connection with complying with Section 409A of the Code.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

EXECUTIVE

Dated:	1/10/25	/s/ John Ratigan
John Ratigan

COMPANY:

Comtech Telecommunications Corp.

Dated:	1/10/25	By:	/s/ Kenneth H. Traub
		Name:	Kenneth H. Traub
		Title:	Executive Chairman

[Signature Page to SEPARATION AGREEMENT and Release]

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